Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference of our firm under caption “Experts” and to the use of our report dated March 29, 2011, with respect to the consolidated financial statements of Freeseas Inc. as of December 31, 2010 and for the two years then ended, in the Registration Statement on Form F-1/A (File No. 333-162630) and related Prospectus of Freeseas Inc.
/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
March 29, 2011
Athens, Greece